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Exhibit 4.1


                          AMENDMENT NO. 2 TO
                      REVOLVING CREDIT AGREEMENT

     This AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT (this "Amendment") is made and dated as of September 12, 2003, by and among (a) Kaman Corporation (the "Company"), (b) the Banks, and
(c) The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet") as the Co-Administrative Agents for the Banks. Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

     WHEREAS, the Company, the Banks and the Co-Administrative Agents and certain other parties have entered into that Revolving Credit Agreement, dated as of November 13, 2000 (as amended by Amendment No. 1 to Revolving Credit Agreement, dated as of June 28, 2002, and as further amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Banks have made, and have committed to make, Loans and other credit extensions to the Company on the terms set forth therein; and

     WHEREAS, the Company has requested that the Banks amend the Credit Agreement and the Banks, on the terms and subject to the conditions set forth below, have agreed to amend the Credit
Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises, the Company, the Banks and the Co-Administrative Agents agree as follows:

      Section 1.  Amendments to the Credit Agreement.

         (a) Section 5.3(c) of the Credit Agreement is hereby amended by adding the following new clause (iii) to the end thereof:

              "(iii) each Subsidiary may guarantee the Indebtedness and obligations of the Company under the Note
Purchase Agreement and the New Notes; provided that any Subsidiary which guarantees the Company's Indebtedness and obligations under the Note Purchase Agreement and New Notes shall also have signed a Subsidiary Guarantee."

         (b) Section 5.6 of the Credit Agreement is hereby amended as follows:




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              (i)  The definition of "Reduction Amount" set forth
in Section 5.6 is hereby amended and restated in its entirety to read as follows:

                   ""Reduction Amount" shall mean, with respect to each sale of assets pursuant to Section 5.6(b), (a) the book value of such assets sold (including assets sold in transactions in which the Company leases back such assets) or any portion thereof, in respect of which the Aggregate Percentage determined in connection with such sale exceeds the Designated Percentage multiplied by (b) the Sharing Percentage."

             (ii) The following new definition is hereby inserted in Section 5.6 in the appropriate alphabetical location:

                    ""Sharing Percentage" shall mean, with respect to the Banks at any time of determination, the percentage equal to
(a) the Total Commitment divided by (b) the sum of (ii) the Total Commitment at such time and (ii) the outstanding principal amount of the New Notes at such time."

         (c) Section 5.8(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        "(c)  any Subsidiary Guarantee contemplated hereunder
(except to the extent set forth in any intercreditor agreement entered into between the Banks and the holders of the New Notes on or after the Second Amendment Effective Date)."

         (d) Article V of the Credit Agreement is hereby amended by adding a new Section 5.10 as follows:

              "Section 5.10  Provisions Regarding New Notes.
With respect to the New Notes, permit the terms of the New Notes and the Note Purchase Agreement to (a) contain any financial covenants other than those contained in Article VI of this Agreement or (b) permit any such financial covenants to be more restrictive than their respective counterparts contained in Articles VI of this Agreement, unless prior to or concurrently with the execution of the Note Purchase Agreement or any amendment, modification or supplement thereto which would result in a breach of the provisions of this Section 5.10, the Company has offered to amend this Agreement in order to incorporate herein such additional and/or more restrictive financial covenant.

         (e) Section 9.2 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical location:





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              "Amendment No. 2" shall mean Amendment No. 2 to
Revolving Credit Agreement, dated as of September 12, 2003, among the Company, the Banks, and Fleet and Scotiabank as the Co-
Administrative Agents for the Banks.

              "Note Purchase Agreement" shall mean the note purchase agreement pursuant to which the New Notes are issued.

              "New Notes" shall mean the unsecured notes issued on or prior to June 30, 2004 by the Company in an aggregate principal amount not to exceed $75,000,000, which notes (a) are guaranteed by one or more of the Subsidiaries of the Company, (b) are pari passu in right of payment to the Obligations and (c) have a maturity date no earlier than September 30, 2007.

              "Second Amendment Effective Date" shall mean the
"Effective Date" as defined in Amendment No. 2, which shall be on September 12, 2003."

      Section 2.  Termination of Revolver B Commitment, Etc.   Each
of the Company, the Banks and the Co-Administrative Agents hereby agree that, immediately upon the Company's issuance of the New Notes, the entire amount of the Revolver B Commitment shall automatically and permanently terminate and the Company shall:

          (a) pay in full the aggregate amount of all outstanding Revolver B Loans and Bid Auction B Advances;

          (b) pay in full the aggregate amount of all outstanding Reimbursement Obligations in respect of Letters of Credit B; and

          (c) deliver to the Administrator cash collateral (to be held in a cash collateral account pursuant to a cash collateral agreement satisfactory to the Administrator) in an amount equal to the then existing Stated Amount of all outstanding Letters of Credit B or (ii) deliver to the Issuer each outstanding Letter of Credit B, marked "terminated" by the beneficiary in each case together with all accrued interest thereon to the date of such payment (including any amounts owing to the Banks with a Revolver B Commitment under Section 1.17 arising as a result of the prepayment of any such Loans on a date other than the last Business Day of the Interest Period(s) applicable to such Loans) and all Fees and other amounts then due the Banks with a Revolver B Commitment under the Credit Agreement and each other Credit Document.

      Section 3. Intercreditor Agreement. Each of the Banks and the Co-Administrative Agents hereby covenant and agree that, to the extent requested by the holders of the New Notes, the Banks and the Co-Administrative Agent shall enter into an intercreditor agreement with such holders to define certain rights and

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obligations with respect to each other relating to the sharing of payments made by any Subsidiary of the Company pursuant to the Subsidiary Guarantees and/or the guarantees executed by the Subsidiaries of the Company in favor of the holders of the New Notes; provided such intercreditor agreement is substantially on the terms set forth in Exhibit A hereto and otherwise in form and substance reasonably acceptable to the Co-Administrative Agents and the Company.

      Section 4. Representation and Warranties. The Company represents and warrants to each of the Banks and the Co-
Administrative Agents as follows:

         (a) The representations and warranties of the Company contained in the Credit Agreement (i) were true and correct in all material respects when made and (ii) shall be true and correct in all material respects on and as of the Effective Date.

         (b) The execution and delivery by the Company of this Amendment and the performance by the Company of its agreements and obligations under this Amendment are within its corporate authority, have been duly authorized by all necessary corporate action. Such execution, delivery, and performance by the Company, do not and will not (a) contravene any provision of the Company's Governing Documents, (b) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in the creation of any Lien upon any of the property of the Company, under any agreement, trust, deed, indenture, mortgage or other instrument to which the Company is a party or by which the Company or any of its properties are bound or affected, or (c) require any waiver, consent or approval by any creditors, shareholders, or public authority.

         (c) This Amendment and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement may be limited by principles of equity, bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally.

         (d) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

      Section 5. Condition to Effectiveness. This Amendment shall become effective as of the date hereof (the "Effective Date") subject to satisfaction of the following conditions precedent:

        (a) Amendment Agreement. This Amendment shall have been duly authorized, executed and delivered to the Administrator by the Company and each of the Banks.



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(b)  Guarantor Consent.  Each of the Obligors (other than
the Company) shall have duly authorized, executed and delivered to the Administrator its consent to this Amendment, in form and substance satisfactory to the Administrator.

         (c) Officer's Certificate. The Administrator shall have received from the Company a certificate, dated the Effective Date, of its Secretary as to:

              (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of the Amendment;

             (ii) the incumbency and signatures of the officers of the Company authorized to act with respect to the Amendment;
and

            (iii)any amendments to the Governing Documents of the Company since such Governing Documents were last certified to the Co-Administrative Agents.

Such certificate shall be in form and substance satisfactory to the Administrator.

      Section 6. Expenses. The Company shall pay all reasonable out-of-pocket expenses incurred by the Co-Administrative Agents in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment, including, but not limited to, the reasonable fees and expenses of Bingham McCutchen LLP.

      Section 7. Miscellaneous. From and after the date hereof, this Amendment shall be deemed a Credit Document for all purposes of the Credit Agreement and the other Credit Documents and each reference to Credit Documents in the Credit Agreement and the other Credit Documents shall be deemed to include this Amendment. Any breach by any Obligor of the covenants and obligations of such Obligor contained herein shall be an immediate Event of Default. Except as expressly provided herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Co-Administrative Agents or the Banks under the Credit Agreement or the other Credit Documents, nor alter, modify, amend or in any way affect any of the obligations or covenants contained in the Credit Agreement or any of the other Credit Documents, all of which are ratified and confirmed in all respects and shall continue in full force and effect.

      Section 8. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart

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of this Amendment.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

      Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
CONNECTICUT (WITHOUT REFERENCE TO CONFLICT OF LAWS).



            [Remainder of Page Intentionally Left Blank]










































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     IN WITNESS WHEREOF, the undersigned have duly executed this
Amendment as a sealed instrument as of the date first set forth above.


                                 KAMAN CORPORATION


                                 By: /s/ Russell H. Jones
                                 Name:   Russell H. Jones
                                 Title:  Sr. V.P., CIO & Treasurer


                                 THE BANK OF NOVA SCOTIA,
                                   as a Co-Administrative Agent


                                 By: /s/ Todd S. Meller
                                 Name:   Todd S. Meller
                                 Title:  Managing Director


                                 FLEET NATIONAL BANK,
                                   as a Co-Administrative Agent
                                   and the Administrator


                                 By: /s/ Kenneth S. Struglia
                                 Name:   Kenneth S. Struglia
                                 Title:  Director























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                                 BANKS

                                 THE BANK OF NOVA SCOTIA,
                                   as a Bank and as an Issuer


                                 By /s/ Todd S. Meller
                                 Name:  Todd S. Meller
                                 Title: Managing Director


                                 FLEET NATIONAL BANK


                                 By /s/ Kenneth S. Struglia
                                 Name:  Kenneth S. Struglia
                                 Title: Director


                                 CITIZENS BANK OF
                                   MASSACHUSETTS


                                 By /s/ Stephanie Epkins
                                 Name:  Stephanie Epkins
                                 Title: Vice President


                                 WEBSTER BANK


                                 By /s / Peter F. Samson
                                 Name:   Peter F. Samson
                                 Title:  Vice President


                                 WACHOVIA BANK, NATIONAL
                                   ASSOCIATION


                                 By /s/ Jeanette A. Griffin
                                 Name:  Jeanette A. Griffin
                                 Title: Director










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                                 JPMORGAN CHASE BANK


                                 By /s/ Thomas D. McCormick
                                 Name:  Thomas D. McCormick
                                 Title: Vice President


                                 MELLON BANK, N.A.


                                 By /s/ Nancy E. Gale
                                 Name:  Nancy E. Gale
                                 Title: Vice President


                                 KEYBANK NATIONAL ASSOCIATION


                                 By /s/ Suzannah Harris
                                 Name:  Suzannah Harris
                                 Title: Assistant Vice President































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                       CONSENT OF GUARANTORS


     Each of the undersigned hereby acknowledges and consents to Amendment No. 2 to Revolving Credit Agreement, dated as of September 12, 2003, and agrees that each of the Subsidiary Guarantees, dated as of November 13, 2000, executed by such Person in favor of each of the Bank Parties (as defined therein), and all of the other Credit Documents to which such Person is a party remain in full force and effect, and such Person confirms and ratifies all of its obligations thereunder.


                                KAMAN AEROSPACE GROUP, INC.


                                By: /s/ Robert M. Garneau
                                Name:   Robert M. Garneau
                                Title:  Vice President & Treasurer


                                KAMAN INDUSTRIAL TECHNOLOGIES
                                  CORPORATION


                                By: /s/ Robert M. Garneau
                                Name:   Robert M. Garneau
                                Title:  Vice President & Treasurer


                                KAMAN MUSIC CORPORATION


                                By: /s/ Robert M. Garneau
                                Name:   Robert M. Garneau
                                Title:  Vice President & Treasurer


                                KAMAN AEROSPACE CORPORATION


                                By: /s/ Robert M. Garneau
                                Name:   Robert M. Garneau
                                Title:  Vice President & Treasurer









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                                KAMAN AEROSPACE INTERNATIONAL
                                  CORPORATION


                                By: /s/ Robert M. Garneau
                                Name:   Robert M. Garneau
                                Title:  Vice President & Treasurer


                                KAMATICS CORPORATION


                                By: /s/ Robert M. Garneau
                                Name:   Robert M. Garneau
                                Title:  Vice President & Treasurer


                                KAMAN X CORPORATION


                                By: /s/ Robert M. Garneau
                                Name:   Robert M. Garneau
                                Title:  Vice President & Treasurer


                                KMI EUROPE, INC.


                                By: /s/ Robert M. Garneau
                                Name:   Robert M. Garneau
                                Title:  Vice President & Treasurer


                                K-MAX CORPORATION


                                By: /s/ Robert M. Garneau
                                Name:   Robert M. Garneau
                                Title:  Vice President & Treasurer














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                                KAMAN PLASTICFAB GROUP, INC.


                                By: /s/ Robert M. Garneau
                                Name:   Robert M. Garneau
                                Title:  Vice President & Treasurer


                                PLASTIC FABICATING COMPANY, INC.


                                By: /s/ Robert M. Garneau
                                Name:   Robert M. Garneau
                                Title:  Vice President & Treasurer

                                KAMAN DAYRON, INC.


                                By: /s/ Robert M. Garneau
                                Name:   Robert M. Garneau
                                Title:  Vice President & Treasurer
































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                                                         Exhibit A

               Summary of Intercreditor Terms Relating to
             the Guarantee Obligations of Kaman Subsidiaries
             -----------------------------------------------

This is a summary of the intercreditor terms relating to the rights and obligations of the Banks and the holders of the New Notes (the "Noteholders", and together with the Banks, collectively, the "Lenders") with respect to each other such that, after a Notice of Election to Share (as defined below) has been sent and so long as such notice remains in effect, any payments by a Subsidiary of the Company received by any Lender on account of the Noteholder Obligations (as defined below) or the Bank Obligations (as defined below) shall be shared among all Lenders equally and ratably in accordance with their respective Sharing Percentages (as defined below).

Sharing Arrangements
--------------------

     (a) Upon and during the continuance of an "Event of Default" under the Note Purchase Agreement, the Noteholders may invoke the sharing provisions by sending to the Banks a Notice of Election to Share.

     (b) Upon and during the continuance of an "Event of Default" under the Credit Agreement, the Banks may invoke the sharing provisions by sending to the Noteholders a Notice of Election to Share.

     (c) Each Lender (a "Receiving Lender") agrees that on and after the delivery by such Lender of a Notice of Election to Share or its receipt of a Notice of Election to Share, and so long as such notice has not been terminated, any payment of any kind thereafter received by it on account of the Obligations (such payment, a "Shared Payment") from or on behalf of any Subsidiary of the Company under a Subsidiary Guarantee or a Noteholder Guaranty, as the case may be, is to be distributed to each Lender equally and ratably in accordance with the respective Sharing Percentage of such Lender in effect immediately prior to giving effect to the distribution of such Shared Payment. A Shared Payment shall include, without limitation, any payment resulting from a set-off of a deposit account, any offset or any payment or distribution made in the context of any insolvency or reorganization proceeding, but shall not include any payment resulting from any realization on collateral that does not consist of (x) securities or other property of a Subsidiary, or (y) deposits and other sums credited by or due from the Co-Administrative Agents or any Lender to such Subsidiary.



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Any payments made by the Company in respect of the Bank
Obligations or the Noteholder Obligations shall not be subject to any of the sharing arrangements set forth in this Exhibit A.

Definitions
-----------

"Bank Obligations" means all "Obligations" as defined in the Credit Agreement.

"Noteholder Guaranty"- means a guaranty by the Subsidiaries of the Company in favor of the Noteholders in respect of the Company's obligations to the Noteholders under the Note Purchase Agreement and the New Notes.

"Noteholder Obligations" means, collectively, without duplication, all amounts owing by the Company and its Subsidiaries to the Noteholders, pursuant to the terms of the Note Purchase Agreement, the New Notes and the Noteholder Guaranty, in respect of fees, expenses, and principal of, and interest and make-whole amount on, the New Notes, and other amounts due under the Note Purchase Agreement and the other related documents.

"Notice of Election to Share" means a notice executed and delivered by the Noteholders or the Banks, as the case may be, which notice shall invoke the sharing provisions provided in the intercreditor agreement.

"Obligations" means, collectively, the Bank Obligations and the Noteholder Obligations.

"Sharing Percentage" means, with respect to any Lender at any time of determination, the percentage equal to (a) the sum of the amount of the Obligations owed to such Lender at such time divided by (b) the sum of the amount of the Obligations owed to all Lenders at such time.

















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